As filed with the Securities and Exchange Commission on September 14, 2020

Registration No. 333-248250

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACTIV EVERGREEN INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2673	98-1538656
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1900 W. Field Court

Lake Forest, Illinois 60045

Telephone: (800) 879-5067

Facsimile: (847) 482-7742

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

Byron B. Rooney, Esq. Michael Kaplan, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Joseph D. Zavaglia, Esq. Craig F. Arcella, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common stock, par value $0.001 per share	47,179,900	$21.00	990,777,900	$128,603

(1)	Includes 6,153,900 shares which the underwriters have the right to purchase to cover over-allotments.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*

The registrant is currently Reynolds Group Holdings Limited, a company incorporated pursuant to the laws of New Zealand. Prior to the closing of this offering, Reynolds Group Holdings Limited will convert into a corporation incorporated in the state of Delaware with the name Pactiv Evergreen Inc.

EXPLANATORY NOTE

Pactiv Evergreen Inc. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-248250) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) The Exhibit Index is incorporated herein by reference.

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement

3.1	*	Amended and Restated Certificate of Incorporation

3.2	*	Amended and Restated By-Laws

5.1		Opinion of Davis Polk & Wardwell LLP

10.1	†*	Form of Director and Officer Indemnification Agreement

10.2	*	Master Supply Agreement, dated November 1, 2019 between Reynolds Consumer Products LLC, as Seller, and Pactiv LLC, as Buyer

10.3	*	Master Supply Agreement, dated November 1, 2019 between Pactiv LLC, as Seller, and Reynolds Consumer Products LLC, as Buyer

10.4	*	Warehousing and Freight Services Agreement, dated November 1, 2019 between Pactiv LLC and Reynolds Consumer Products LLC

10.5	*	Transition Services Agreement, dated November 1, 2019 between Pactiv LLC and Reynolds Consumer Products LLC

10.6	*	Form of Transition Services Agreement between Rank Group Limited and Pactiv Evergreen Inc.

10.7	*	Amended and Restated Lease Agreement, dated January 1, 2020, between Pactiv LLC, as Landlord, and Reynolds Consumer Products LLC, as Tenant

10.8	†*	Amended and Restated Employment Agreement of John McGrath, dated July 8, 2019

10.9	†*	Retention Agreements of John McGrath, dated July 3, 2019

10.10	†*	Pactiv Transaction Success Bonus Letter for John McGrath, dated July 3, 2019, as amended on June 1, 2020

10.11	†*	Modified Severance Agreement Memo for John McGrath, dated July 16, 2019

10.12	†*	House Lease Memo for John McGrath, dated July 16, 2019

10.13	†*	Employment Agreement of Michael Ragen, dated July 8, 2019

10.14	†*	Retention Agreement of Michael Ragen, dated July 17, 2019

10.15	†*	Pactiv Transaction Success Bonus Letter for Michael Ragen, dated July 3, 2019, as amended on June 1, 2020

10.16	†*	Restricted Stock Memo for Michael Ragen, dated July 8, 2019

10.17	†*	Employment Agreement of John Rooney, dated February 20, 2017

10.18	†*	Amendment to Employment Agreement of John Rooney, dated July 11, 2019

10.19	†*	Retention Agreements of John Rooney, dated July 8, 2019

10.20	†*	Pactiv Transaction Success Bonus Letter for John Rooney, dated July 8, 2019, as amended on June 1, 2020

10.21	†*	Restricted Stock Memo for John Rooney, dated July 8, 2019

10.22	†*	Amended and Restated Employment Agreement of Lance Mitchell, dated July 8, 2019

10.23	†*	Retention Agreement of Lance Mitchell, dated July 8, 2019

Exhibit Number		Description

10.24	†*	Reynolds Transaction Success Bonus Letter for Lance Mitchell, dated July 8, 2019

10.25	†*	Restricted Stock Memo for Lance Mitchell, dated July 8, 2019

10.26	*	Form of Registration Rights Agreement between Packaging Finance Limited and Pactiv Evergreen Inc.

10.27	*	Form of Stockholders Agreement between Packaging Finance Limited and Pactiv Evergreen Inc.

10.28	*	Form of Tax Matters Agreement

10.29	*	Transition Services Agreement dated August 4, 2020 between Reynolds Group Holdings Inc. and Graham Packaging Company Inc.

10.30	*	IT License Usage Agreement dated August 4, 2020 between Rank Group Limited, Graham Packaging Company Inc. and Reynolds Group Holdings Limited

10.31	†*	Reynolds Transaction Success Bonus Letter for Michael Ragen, dated July 3, 2019

10.32	†*	Restricted Stock Memo for John McGrath, dated August 28, 2020

10.33	†*	Reynolds Services Inc. Nonqualified Deferred Compensation Plan, amended and restated as of February 3, 2020

10.34	†*	Evergreen Packaging Group Nonqualified Deferred Compensation Plan, amended and restated as of January 1, 2017

21.1	*	List of subsidiaries

23.1	*	Consent of PricewaterhouseCoopers LLP

23.2		Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on signature page to the registration statement)

99.1	*	Consent of LeighAnne Baker to be named as a director nominee

99.2	*	Consent of Michael King to be named as a director nominee

99.3	*	Consent of Rolf Stangl to be named as a director nominee

99.4	*	Consent of Jonathan Rich to be named as a director nominee

99.5	*	Consent of Felicia Thornton to be named as a director nominee

†	Consists of a management contract or compensatory plan or arrangement.
*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Delaware, on the 14th day of September, 2020.

PACTIV EVERGREEN INC.

By:	/s/ John McGrath
	Name:	John McGrath
	Title:	Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John McGrath John McGrath	Principal Executive Officer and Director	September 14, 2020

* Michael Ragen	Principal Financial Officer and Principal Accounting Officer	September 14, 2020

* Allen Hugli	Director	September 14, 2020

*By:	/s/ John McGrath
John McGrath
Attorney-in-Fact

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